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                      The Merchant Bank of Atlanta
                      Incentive Stock Option Plan

1. Purpose. The Purpose of The Merchant Bank of Atlanta
Incentive Stock Option Plan (the "Plan") is to advance the interests of The Merchant Bank of Atlanta (the
"Bank") by encouraging and enabling present and future key employees of the Bank and any parent or subsidiary to acquire a financial interest in the Bank through incentive stock options under the Plan. The Bank believes that the Plan will also aid the Bank and any parent or subsidiary in attracting and retaining outstanding key employees and in stimulating the efforts of such employees to work for the success of the Bank.

2. Administration.

(a) General. The Plan shall be administered, construed and interpreted by the Compensation Committee (the
"Committee") of the Board of Directors. In the event that there is not a Committee established at any time during the term of any option granted thereunder, references herein to the Committee shall be interpreted to be references to the Board of Directors.

(b) Grant of Options. The Committee shall from time to time recommend the persons who shall participate in the Plan and the extent of their participation. The
Committee also shall recommend the price to be paid for shares upon the exercise of options granted under the Plan, the period within which each option may be exercised, and the terms and conditions of each individual Stock Option Plan Agreement by and between the Bank and the holder of the option. The terms and conditions of each Individual Stock Option Agreement shall be consistent with the provisions of the Plan, but the Committee may provide for such additional terms and conditions, not to conflict with the provisions of the Plan, as it deems advisable. All such recommendations by the Committee shall be final upon approval of the Board of Directors.

(c) Interpretation of Plan. In interpreting the Plan, the Committee and Board of Directors shall be governed by the principals and requirements of sections 421, 422A, 425 and related sections of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury
Regulations applicable to the incentive stock options and incentive stock option plans. Where applicable, unless otherwise defined, a parent corporation in an unbroken chain of corporations ending with the Bank if, at the time the option is granted, each of the corporations other than the Bank owns stock possessing fifty percent
(50%) or more of the total combined voting power of all

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classes of stock in one of the other corporations in the
chain. A subsidiary corporation is any corporation in an unbroken chain of corporations beginning with the Bank if, at the time the option is granted, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent
(50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. Such definitions of parent and the subsidiary shall be consistent with the definitions of such terms as set forth in Code section 425 (f). All other terms used herein shall have and shall be interpreted as having the meanings set forth in the applicable provisions of the Code. The interpretation and construction by the Committee of any provision of or term used in the Plan or any option granted under the Plan and any determination pursuant to any provision of the Plan or any such option shall be final and conclusive, unless otherwise determined by the Board of Directors. No member of the Committee or Board of Directors shall be liable for any action or determination made in good faith, and members of the Committee and Board of Directors shall be entitled to indemnification and reimbursement from time to time for expenses incurred in defense of such good faith action or determination.

3. Eligibility. Options under the Plan may be granted to key senior officers, key officers and other key employees of the Bank or of one or more of any future parents or subsidiaries of the Bank who, in the opinion of the supervision of the business of the Bank or its parents or subsidiaries. Options may be granted under the Plan only to persons who are employed by the Bank or one of its parents or subsidiaries at the time of the grant. The fact that an employee is a member of the Board of Directors of the Bank shall not make him ineligible for an option grant unless the vote is required to secure a majority vote in favor of the grant of his option. For purposes of the Plan, a person to whom an option is granted under the Plan shall be referred to as "Grantee".

4. Shares Subject to Plan. The shares subject to the Plan shall be authorized but unissued or treasury shares of the Bank's One Dollar ($1.00) par value Common Stock (the "Common Stock"). Subject to readjustments in accordance with the provisions of paragraph 6 of the Plan, the maximum number of shares of Common Stock for which options may be granted under the Plan shall be One Hundred Thousand (100,000), and the adoption of the Plan by the Board of Directors of the Bank shall constitute a reservation of One Hundred Thousand (100,000) shares of Common Stock for issuance only upon the exercise of options granted under the Plan for any reason expires or is terminated prior to the end of the period during which options may be granted under the Plan, the shares of Common Stock allocable to the unexercised portion of such

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option may again be subject in whole or in part to any option granted under the Plan.

5. Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by agreements (the "Stock Option Agreements") in such form as the Committee and Board of Directors shall, consistent with the provisions of Code sections 421, 422A, 425 and related sections of the Code and applicable Treasury Regulations, approve from time to time. Such Stock Option Agreements and the options evidenced thereby shall comply with and be subject to the following terms and conditions:
(a) Number of Shares. Each Stock Option Agreement shall state the total number of shares of Common Stock to which it pertains.

(b) Amount Limitation. A key employee may not be granted incentive stock options which are exercisable for the first time in any one calendar year under the Plan and any other incentive stock option plan of the Bank or any parent or subsidiary corporation of the Bank, for the purchase of Common Stock with an aggregate fair market value of more than One Hundred Thousand Dollars
($100,000) (valued as of the date of grant of the option).

(c) Option Price. The options for each option granted under the Plan shall be the amount determined by Board of Directors, upon the recommendations of the Committee, but, subject to the provisions of paragraph 5 (k) of the Plan, shall not be less than One Hundred percent (100%) of the fair market value of the shares of Common Stock subject to the option on the date of grant of the option.
The date on which the Board of Directors approves the granting of an option shall be considered the date on which such option is granted. For purposes of the Plan, the "fair market value" of the shares of Common Stock shall be the mean between the high "bid" and the low
"asked" prices of Common Stock in the over-the-counter market on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported.
If the Common Stock is not regularly traded in the over-the-counter market but is registered on a national securities exchange, the "fair market value" of the shares of Common Stock mean the closing price of the Common
Stock on such national securities exchange on the day on which such value is to be determined of, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by National
Quotation Bureau, Incorporated or other national quotation service. If the Common Stock is not regularly traded in the over-the-counter market or registered in a

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national securities exchange the Committee shall
determine the fair market value of the common stock in good faith in accordance with Code section 422(c) (1) and accompanying Treasury Regulations.

(d) Medium and Time of Payment. The option price shall be payable upon the exercise of an option in cash or by check or, if provided in the Stock Option Agreement, in shares of Common Stock owned by the Grantee. In the event that all or part of the option price is paid in shares of Common Stock, the value of such shares shall be equal to the fair market value of such shares on the date of exercise of the option (determined as provided in paragraph 5(c) of the Plan, and the Grantee shall deliver to the Bank a certificate or certificates representing such shares duly endorsed to the Bank or accompanied by a duly-executed separate instrument of transfer satisfactory to the Committee.

(e) Term and Exercise. Except as set forth in paragraph
5(j) of the Plan each option granted under the Plan shall be exercisable by the Grantee only during a term fixed by the Board of Directors upon recommendation of the Committee ending not later than ten (10) years after the date of grant of the option. The Board of Directors upon recommendation of the Committee shall determine whether the option shall be exercisable in full at any time during the term or in cumulative or non-cumulative installments during the term.

(f) Method of Exercise. All options granted under the Plan shall be exercised by written notice directed to the officer of the Bank indicated in the Stock Option
Agreement at the Bank's principal place of business.
Such written notice shall specify the form of payment made by the Grantee or his successor as provided by paragraph 5(d) of the Plan shall be accompanied by payment in full of the option price for the shares for which such option is being exercised. The Bank shall make delivery of certificates representing the shares for which an option has been exercised within a reasonable period of time; provided, however, that if any law, regulation or agreement requires the Bank to take any action with respect to the shares for which an option has been exercised before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

(g) Effect of Termination of Employment or Death.

(A) Termination of Employment. Except as otherwise provided in this subparagraph (A) or in subparagraph (B) below upon termination of employment of any Grantee with the Bank or any

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parent or subsidiary corporation of the Bank for
any reason, all options held by the Grantee under the Plan shall immediately terminate. Whether military, government or other service leave of absence shall constitute a termination of employment shall be determined in each case by the Committee in its discretion, and any determination by the Committee shall be final and conclusive.
The Board of Directors upon recommendation of the Committee at its election may provide any Stock
Option Agreement that the Grantee may exercise an option at any time within three (3) months after termination of employment of the Grantee with the bank or any parent or subsidiary corporation then employing Grantee (or within one (1) year after the termination of such employment if such employment is terminated due to the Grantee's permanent disability). In no event, however, will the option be exercisable after the expiration of the term of the option. In addition, exercise of the option following terms and conditions: (i) with respect to any and all installments of the option that had not become exercisable at the time of termination of employment, the period of extension shall not, unless otherwise provided in the Stock Option
Agreement, operate to permit such installment to become exercisable within such period; and (ii) with respect to any installment of the option that had become exercisable at the time of termination of employment, the period of extension shall not operate to permit the exercise of such installment may be exercised. For purposes of this subparagraph (A), if any corporation ceases to be parent or subsidiary of the Bank, the employment of any Grantee employed by such corporation shall be deemed to have terminated unless such Grantee becomes an employee of the Bank or another parent or subsidiary of the Bank simultaneously with or prior to the time such corporation ceases to be a parent or subsidiary of the Bank. For purposes of the Plan, "permanent disability" shall mean a permanent disability defined in Code section 105(d)
(4).

(B) Death. In granting any option under the Plan, the Board of Directors and Committee may provide in the Stock Option Agreement representing such option that in the event of the death of a grantee at a time when an option is exercisable by the Grantee, the Grantee's personal representatives, heirs or legatees (the "Grantee's Successors") may exercise all or any portion of such option held by the Grantee on the date of his death upon proof satisfactory to the Bank of their authority. The

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Grantee's Successors must exercise any such option
within twelve (12) months after the date of expiration of the option. Such exercise otherwise shall be subject to the terms and conditions of the Plan; provided, however, that with respect to any installment of the option that had not become exercisable on the date of the Grantee's death, the period of extension shall not, unless otherwise provided in the Option Agreement, operate to permit such installment to become exercisable within such period.

(h) Nonassignability of Option Rights. No option shall be assignable or transferable by the Grantee except by will or by the laws of descent and distribution. During the lifetime of the Grantee, the option shall be exercisable only by the Grantee.

(i) Rights as Stockholder. Neither the Grantee nor the
Grantee's Successors shall have rights as a stockholder of the Bank with respect to shares of Common Stock covered by the Grantee's option until the Grantee or the Grantee's Successors become the holder of record of such shares. Except as specified in paragraph 6 of the Plan, no adjustment will be made for dividends or other rights for which the record date is prior to the date on which shares are issued upon exercise of an option.

(j) No Options in Certain Cases. Except as set forth in paragraph 5(j) of the Plan, no options shall be granted except within period of ten (10) years after the effective date of the Plan. In no event shall an option be granted to any person who, at the time such option is granted, owns (as defined in Code sections 422A and 425) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Bank or any parent or subsidiary corporation of the Bank unless (i) the option price under such option is not less than one hundred and ten percent (110%) of the fair market value of the shares of Common Stock subject to such option on the date of grant of such option
(determined as provided in paragraph 5(c) of the Plan and (ii) the terms of the Stock Option Agreement shall make such option expire on the date that is the fifth (5th) anniversary after the date on which the option is granted.

(k) Miscellaneous Provisions. The Stock Option
Agreements authorized under the Plan may contain such other provisions, not inconsistent with the Plan or the applicable provisions of the Code as the Committee shall deem advisable.

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6. Adjustments.

(a) Recapitalization. In the event that, after the effective date of the Plan, the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the bank by reason of a recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in stock, appropriate adjustments shall be made by the Committee in the number and kind of shares or other securities for which options may be granted under the Plan. In addition, the Committee upon the occurrence of such an event shall make appropriate adjustments in the number and kind of shares or other securities as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that each Grantees's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of each option and with corresponding adjustment in the option price per share. Any fractional shares resulting from any of the foregoing adjustments under this subparagraph (a) shall be disregarded and eliminated. Each adjustment under this subparagraph (s) shall be made in such a manner that such adjustment will not constitute a "modification" as defined in Code section 425. All adjustments made by the Committee (unless otherwise determined by the Board of Directors) under this subparagraph (a) shall be final and conclusive.

(b) Reorganizations; Liquidations. If the Bank shall be a party to any reorganizations involving a merger, consolidation or acquisition of the stock or the assets of the Bank, the Committee, in its discretion, may:

    (A) Declare that all options granted under the Plan shall become exercisable immediately notwithstanding the provisions of the respective
    Stock Option Agreements regarding exercisability and that all options shall terminate thirty (30) days after the Committee gives written notice to all Grantees of their immediate right to exercise all options then outstanding and of the Committee's decision to terminate all options not exercised within such thirty-day period; or
    (B) Notify all Grantees that all options granted under the Plan shall apply with appropriate adjustments as determined by the Committee to the securities of the resulting corporation to which holders of the number of shares of Common Stock subject to such options would have been entitled.

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    The adoption of a plan of dissolution or liquidation by
    the Board of Directors and the stockholders of the Bank shall cause every option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the Plan of dissolution or liquidation by the stockholders; provided, however, that the Committee, in its discretion, may declare that all options granted under the Plan shall exercisable immediately notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability; and provided further that in the event of the adoption of a plan of dissolution or liquidation in connection with a reorganization as described in the first sentence of this subparagraph (b), outstanding options shall be governed by and be subject to the provisions of such sentence.

(c) Rights or Warrants. If any rights or warrants to subscribe for additional shares are given pro rata to holders of outstanding shares of the Common Stock, each Grantee under the Plan shall be entitled to the same rights or warrants on the same basis as holders of the outstanding shares with respect to such portion of the Grantee's option that may be exercised on or prior to the date of the expiration of such rights or warrants.

7. Effective Date and Termination of Plan.

(a) Effective Date. The effective date of the Plan shall be February 16, 1989, the date of its adoption by the Board of Directors of the Bank, provided that the stockholders of the Bank (acting at a duly called meeting of the stockholders) shall approve before January 1, 1990.

(b) Termination. The Plan shall terminate ten (10) years after its effective date, but the Board of Directors may terminate the Plan at any time prior to such date. Termination of the Plan shall not alter or impair any of the rights or obligations under any option theretofore granted under the Plan unless the Grantee shall consent.

8. Application of Funds. The proceeds received by the Bank from the sale of Shares of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

9. No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the Grantee to exercise such option.

10. Amendment. The Board of Directors of the Bank by majority vote may at any time and from time to time amend the Plan in such respects as it shall deem advisable in

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order that options granted under the Plan shall be
"incentive stock options" as defined in Code section
422A, or to conform to any change in the law, or for any other purpose; provided, however, that without the approval of the stockholders of the Bank, no such amendment shall change:

(a) The maximum number of shares of Common Stock as to which options may be granted under the Plan
(except by operation of the adjustment provisions of the Plan); or

(b) The date on which the Plan will terminate as provided by paragraph 7(b) of the Plan; or

(c) The minimum option price as provided under paragraph 5(c) of the Plan, other than to change the manner of determining the fair market value of the Common Stock to conform with any provisions of the Internal Revenue Code or Treasury Regulations thereunder applicable to incentive stock options or if such change is necessitated by a change in the manner in which Common Stock is traded; or

(d) The period during which options may be granted as provided in paragraph 5(j) of the Plan
(provided, however, that the Board of Directors of the Bank shall have the power set forth in paragraph 7(b) to terminate the Plan); or

(e) The provisions of paragraph 3 of the Plan, relating to the determination of employees to whom options may be granted.

Any amendment to the Plan shall not, without the written consent of the Grantee, affect such Grantee's rights under any option theretofore granted to such Grantee.